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                                                                  Exhibit 10.3

                          U.S. FRANCHISE SYSTEMS, INC.
                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "AGREEMENT"), is made as of June 30, 2000, by and between U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation having its principal place of business in Atlanta, Georgia (the "COMPANY"); and STEVEN ROMANIELLO, an individual resident of the State of Georgia ("EMPLOYEE"). This Agreement shall become effective upon the Effective Date. The Company desires to continue the employment of Employee and Employee desires to continue to be employed by the Company, on the terms and conditions set forth in this Agreement. Accordingly, both parties, in consideration of the mutual and exchanged promises and agreements contained herein and of wages paid and services rendered hereunder and other consideration the receipt and sufficiency of which are acknowledged, hereby agree as follows:

         SECTION 1. DEFINITIONS. For purposes hereof, the following terms shall be defined as follows:

         a. "Affiliate" shall mean, with respect to a specified entity, an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the entity specified. For purposes of this definition, the term "control" (including the terms "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise.

         b. "Base Compensation" shall mean with respect to each calendar year, the sum of (i) $3,000 times the number of newly executed Microtel franchise and license agreements (the "MICROTEL FRANCHISE AGREEMENTS") in that calendar year, up to a maximum of 110 such newly executed Microtel Franchise Agreements in any calendar year, PLUS (ii) $2,000 times the number of newly executed Microtel Franchise Agreements in that calendar year in excess of 110, PLUS (iii) $2,000 times the number of newly executed franchise and license agreements (excluding Microtel Franchise Agreements) of all the Company's currently existing or hereafter acquired or licensed brands in that calendar year.

         c. "Board" or "Board of Directors" shall mean Board of Directors of the Company.

         d. "Cause" shall mean:

            (i) the conviction of or plea of guilty or nolo contendere by Employee of any felony other than a traffic-related offense;

           (ii) fraud, theft, embezzlement or intentional misappropriation by Employee of funds of the Company or the Group;


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                  (iii) repeated neglect by Employee of his duties hereunder
         (other than on account of Disability); provided, however, that Cause as defined in this clause (iii) shall in no event mean:

                        (a) bad judgment or incompetence;

                        (b) negligence other than repeated neglect of duty or
                  gross negligence;

                        (c) dissatisfaction by the Company with Employee's
                  performance of his duties hereunder (other than as a result of any of the occurrences set forth in clauses (i), (ii) or (iii) set forth above) or a bona fide disagreement over corporate policy;

                        (d) any act or omission believed by Employee in good
                  faith to have been in the interest of the Company (without intent of Employee to gain therefrom, directly or indirectly, a profit to which Employee was not legally entitled), unless such act or omission is in contravention of a lawful and reasonable direction of the Company's Board of Directors;

                  (iv) a material breach of Employee's obligations pursuant to this Employment Agreement.

Notwithstanding the foregoing, Employee shall not be deemed to have repeatedly neglected his duties within the meaning of clause (iii) or materially breached his obligations under this Employment Agreement within the meaning of clause
(iv) above unless the Company gives written notice to Employee thereof, and Employee fails to remedy the matter within 15 days after receiving such notice.

         e. "Change of Control" shall mean any one of the following events:

            (i) Any "Person" (having the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of Section 13(d)(3)) other than a member of the Investor Group acquires "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors ("VOTING SECURITIES"); provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are held or acquired by (i) the Company or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries shall not constitute a Change of Control;

            (ii) Consummation of a merger, consolidation or reorganization or approval by the Company's stockholders of a liquidation or dissolution of the Company or the

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         occurrence of a liquidation or dissolution of the Company ("BUSINESS
         COMBINATION"), unless, following such Business Combination:

                     (a) the Persons with Beneficial Ownership of the Company,
              immediately before such Business Combination, have Beneficial Ownership of more than 25% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "SURVIVING COMPANY");

                     (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than 50% of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

                     (c) no Person (other than the Company, any of its
              subsidiaries or any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Person who immediately prior to such Business Combination had Beneficial Ownership of 25% or more of the then outstanding Voting Securities) has Beneficial Ownership of 50% or more of the then combined voting power of the Surviving Company's then outstanding voting securities;

         provided that no change of control shall be deemed to have occurred under this subparagraph (ii) if the Investor Group shall continue to have Beneficial Ownership of more than 25% of the then combined voting power of the then outstanding voting securities and no other Person has Beneficial Ownership of a greater percentage of the then combined voting power;

                  (iii) Approval by the Company's stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition (other than a transaction described in the preceding clause
         (ii)) of all or substantially all of the assets of the Company to any Person (other than a subsidiary of the Company or other entity, the Persons with Beneficial Ownership of which are the same Persons with Beneficial Ownership of the Company and such Beneficial Ownership is in substantially the same proportions), or the occurrence of the same; and

                  (iv) The Shares (a) are held of record by less than 300 persons, (b) cease to be listed on a national securities exchange, or
         (c) cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association.

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         f. "Disability" shall be defined as the inability for a continuous period of six months or for a total of six months in any 12 month period of Employee to render substantial services to the Company or to perform the daily functions required of such Employee due to accident, illness, sickness, or other physical or mental condition, as certified to the Company by a physician licensed to practice medicine in the State of Georgia.

         g. "Effective Date" shall be the Closing Date as defined in the Recapitalization Agreement dated June 2, 2000, among the Company, SDI, Inc., Meridian Associates, L.P., and HSA Properties Inc.

         h. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         i. "Good Reason" means the occurrence of any one of the following events:

            (i) any material breach (which is not corrected within 30 days following written notice from Employee to the Company specifying such breach) by the Company of its obligations under this Agreement (including, without limitation, (a) the refusal or failure of the Company to pay the compensation and/or benefits due under this Agreement, (b) any diminution (without Employee's consent), other than an insignificant or incidental diminution, in Employee's duties, authority, responsibilities or reporting requirements (whether or not accompanied by a change in title), (c) the failure to elect Employee to and continue his membership on the Board of Directors of the Company, or (d) the involuntary relocation of Employee outside Atlanta, Georgia or Chicago, Illinois, or

            (ii) resignation by Employee at the written request of the Company which has been authorized by the Company's Board of Directors.

         j. "Group" shall mean the Company and any other Affiliate of the Company, including any subsidiary entity; and shall also include all other companies or entities under common management as Company even if not an Affiliate.

         k. "Investor Group" means Meridian Associates, L.P., SDI, Inc., HSA Properties, Inc., and any and all of the lineal descendants of Nicholas J. Pritzker, deceased, any and all trusts for their benefit or for the benefit of any of their spouses, and any Person owned or controlled by such lineal descendants or trusts and any Affiliate of any of the foregoing.

         l. "Share" shall mean a share of common stock of the Company.

         m. "Year" shall mean the twelve calendar month period commencing on the Effective Date if the Effective Date is the first day of a given calendar month, and as of the first day of the first calendar month immediately following if the Effective Date is a date other than the first day of a given calendar month, and ending on the last day of the twelfth full calendar month thereafter.

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         SECTION 2.  EMPLOYMENT.

         a. Subject to the terms contained in this Agreement, the Company hereby employs Employee and Employee hereby accepts such employment. Employee shall serve as President and Chief Operating Officer of the Company and shall serve and perform the duties, exercise the powers, and have the authority given to Employee by the Chief Executive Officer or Board of Directors of the Company.

         b. During the Term and unless otherwise agreed with the Company, Employee shall devote his primary attention to the performance of his duties and responsibilities on a substantially full time and exclusive basis during such business hours and such other periods and times as may be necessary for the proper performance of his duties. Notwithstanding any other provision to the contrary contained in this SECTION 2 but consistent with the commitment to perform services for the Company on substantially a full time and exclusive basis, nothing in this SECTION 2 is intended to preclude Employee from devoting reasonable time to (i) serving on the boards of other entities (profit or not-for-profit), making public appearances, making speaking engagements, writing books or articles or other similar activities and retaining all compensation received from such activities; (ii) engaging in charitable and community activities; and (iii) managing his own investments.

         SECTION 3.  TERM.

         The term of Employee's employment hereunder (the "TERM") shall commence on the Effective Date and unless earlier terminated as provided in SECTION 5 of this Agreement, Employee's employment hereunder shall continue for a period of seven years from the Effective Date.

         SECTION 4. COMPENSATION. During the Term, the Company shall provide to Employee the following:

         a. Employee shall be entitled to receive cash compensation each calendar year equal to the Base Compensation accrued during the Term. The Company shall pay Employee an annual draw at a rate of $110,000 per year, payable in regular installments in accordance with the Company's general payroll practices for salaried employees ("BI-MONTHLY DRAW"), against the Base Compensation accrued for such calendar year. If the Base Compensation accrued and unpaid as of the end of a given calendar quarter is greater than the aggregate Bi-Monthly Draws paid from the beginning of that year through the end of such quarter, then the Company shall pay Employee an amount equal to such excess in a lump sum payment within 30 days after the end of such quarter. Within 45 days of the end of each calendar year, the Company shall deliver to Employee a schedule setting forth its determination of the Base Compensation for such year.

         b. Employee shall be eligible for participation in all employee welfare and benefit plans, programs and arrangements of the Company now or hereafter made generally available to all senior executives of the Company, as such plans, programs and arrangements may be in effect from time to time (including, without limitation, each retirement plan, supplemental and excess retirement

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plans, annual and long-term incentive compensation plans, group life insurance, accident and death insurance, medical and dental insurance, sick leave, pension plans and disability plans). Without limiting the generality of the foregoing, the Company will continue the split dollar life insurance and disability insurance benefits provided the Employee as of the date hereof; premiums paid by the Company for those benefits shall not be refundable by the Employee following termination of his employment.

         c. Prompt reimbursement of all out-of-pocket expenses properly incurred by Employee in the performance of his duties and as shall properly be incurred by him and vouched for in connection with the Company's business.

         d. Subject to stockholder approval of the requisite amendment to the Amended and Restated 1996 Stock Option Plan, Employee shall be granted on the Effective Date two hundred fifty thousand (250,000) options ("OPTIONS") to purchase shares of Class A Common Stock of the Company ("SHARES"). The per share exercise price for the Shares to be issued pursuant to the exercise of the Options ("OPTION SHARES") shall be the "Initial Conversion Price" established for the Company's Series B 6.0% Cumulative Convertible/Exchangeable Preferred Stock. The Options shall become vested and exercisable with respect to one-seventh (1/7) of the Option Shares on each anniversary of the Effective Date. Notwithstanding the foregoing, the Options shall be vested and exercisable with respect to all Option Shares upon the termination of Employee's employment by the Company other than for Cause or by Executive for Good Reason, or upon a Change of Control.

         e. The Company will afford Employee a one-time opportunity to purchase up to 250,000 newly issued shares of Class A Common Stock within 270 days after the Effective Date at a price equal to the market price at the close of business on the date the Employee gives notice of his election to make such purchase. The closing of such purchase will take place on the first business day following the Employee's notice of election to make such purchase.

         SECTION 5.  TERMINATION.

         Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time by either party in accordance with the following terms:

         a. DEATH. In the event of Employee's death, this Agreement shall terminate immediately, provided, however, the Company shall be obligated to pay within 30 days after Employee's death to Employee's family or estate a lump sum payment equal to the Base Compensation as determined in SECTION 4(a) actually earned or accrued as of the date of Employee's death, and the Company shall for a period of 12 months from the date of Employee's death pay to Employee's surviving spouse and dependents cash compensation equal to Employee's Base Compensation earned with respect to the calendar year preceding the date of Employee's death, and continue for the benefit of Employee's surviving spouse and dependents health insurance and other employee welfare and benefit plans, programs and arrangements in effect at such time (if available under the plans).

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         b. DISABILITY. In the event the employment of Employee is interrupted due to the Disability of Employee, the benefits payable to Employee shall be continued by the Company for a period of six full calendar months from the date of last regular employment. Should such Disability continue thereafter, no additional Base Compensation, fringe benefits, or other benefits shall be paid to Employee, and the Company shall have the right to terminate Employee's employment under this Agreement upon written notice to Employee. During the period of his Disability (including any period after the date of termination), Employee shall be entitled to continued participation for himself, his spouse and his dependents Employee's benefits under the Company's health and welfare plans to the extent permitted under the plans, and all vested rights which Employee may have shall remain in full force and effect. Upon request, Employee shall submit to tests and examination by a physician on behalf of the Company. In the event of disagreement of the two physicians consulted by Employee and the Company, the two shall select a third physician whose determination shall be deemed conclusive.

         c. TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If Company terminates Employee's employment hereunder without Cause or Employee resigns for Good Reason, Company shall be obligated to pay all fringe benefits, and the Base Compensation as determined in SECTION 4(a) accrued as of the date of termination and shall pay Employee within three days after termination of employment a single lump sum amount equal to the Base Compensation as determined in SECTION 4(a) with respect to the calendar year preceding such termination of employment. The Company shall continue to pay Employee's health insurance and other employee welfare benefits for one year following the effective date of termination of employment. Any Base Compensation shall accrue through the date of termination. During the Term (including the one-year period after the effective date of such termination), Employee shall be entitled to continue participation for himself, his spouse and his dependents under the Company's health and welfare plans and to continued participation in all of the Company's employee benefit plans other than so-called perquisites, and all vested rights which Employee may have shall remain in full force and effect and shall be deemed vested.

         d. TERMINATION FOLLOWING CHANGE OF CONTROL. If Employee resigns for any reason within 90 days following a Change of Control, the Company shall be obligated to pay all fringe benefits, and the Base Compensation as determined in
SECTION 4(a) accrued as of the date of termination, and all vested rights which Employee may have shall remain in full force and effect and shall be deemed vested. Unless and until Employee is offered and accepts employment with an Affiliate of the Investor Group, the Company shall pay Employee for one year after such termination of employment a monthly amount equal to one-twelfth of the Base Compensation as determined in SECTION 4(a) with respect to the calendar year preceding such termination of employment. During the one-year period after the effective date of such termination, unless and except to the extent Employee is entitled to such benefits by reason of his employment with another employer, Employee shall be entitled to continue participation for himself, his spouse and his dependents under the Company's health and welfare plans and to continued participation in all of the Company's employee benefit plans other than so-called perquisites.

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         e. RESIGNATION. In addition to Employee's right to resign for Good
Reason, Employee may resign from employment hereunder at any time by providing Company with written notice at least three months in advance of the effective date of the resignation. If Employee resigns without Good Reason, Company shall pay the Base Compensation actually earned or accrued through the effective date of resignation.

         f. TERMINATION FOR CAUSE. Company may terminate Employee's employment hereunder at any time effective immediately for Cause. If Company terminates Employee for Cause, Company shall be obligated to pay Employee's Base Compensation as determined in SECTION 4(a) and fringe benefits accrued only through the effective date of termination and shall not be responsible to pay any other amounts or provide any other benefits thereafter.

         SECTION 6. OTHER PROVISIONS GOVERNING TERMINATION. Employee shall not be required to mitigate amounts payable pursuant to SECTION 5 by seeking other employment or otherwise. Employee's acceptance of other employment during the Term shall not, directly or indirectly, diminish or impair the amounts payable by the Company pursuant to SECTION 5.

         SECTION 7. NON-COMPETITION:

         a. During his employment with the Company and for a period of three years following termination of such employment, unless such termination is by the Company without Cause or by Employee for Good Reason or by the Employee for any reason within 90 days following a Change of Control, Employee will not, directly or indirectly, Compete (as hereinafter defined) with the Company or any of its Affiliates. "Compete" means to work for, represent, consult for or invest in (except owning less than one-half of one percent of a publicly traded company) as an officer, director, employee, agent, or independent contractor, for a person or entity engaged in the Business (as hereinafter defined) anywhere within the Restricted Territory (as hereinafter defined).

"Business" means any of the following services:

            (i) Hotel franchise system marketing, advertising and/or promotion, including, without limitation, specific hotel franchise sales and solicitation; or

            (ii) Hotel franchise system operation, management, or maintenance, including, without limitation, system specifications, quality control and policing, franchisee training, system design and implementation, hotel site selection formats, hotel space planning, standard system accounting, advertising fund support and maintenance, reservation system support and maintenance, and creation and maintenance of Standards, Operations or Site Construction Manuals.

"Restricted Territory" means any area within the United States that is (i) within a 50 mile radius surrounding the principal offices of the Company or any of its Affiliates at the time of Employee's termination, (ii) within a 10 mile radius surrounding any hotel licensed or franchised by the Company or any of its Affiliates at the time of Employee's termination, (iii) within a 10 mile

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radius surrounding any hotel for which the Company or any of its Affiliates is rendering services at the time of Employee's termination, or (iv) within a 10 mile radius surrounding the site of any proposed hotel licensed or franchised by the Company or any of its Affiliates at the time of Employee's termination.

         b. Employee acknowledges that the above covenants are a reasonable means of protecting and preserving the Company's goodwill, its investment in Employee and its other legitimate business interests. Employee agrees that any breach of these covenants will result in irreparable damage and injury to the Company and that the Company will be entitled to injunctive relief in any court of competent jurisdiction. Employee also agrees that any such injunctive relief shall be in addition to any damages that may be recoverable by the Company.

         c. It is understood that the Employee shall not be prevented by this
Section 7, after termination of his employment, from entering into contracts or business arrangements with any licensee or franchisee of the Company relating to matters that do not constitute the conduct of the Business.

         SECTION 8. NONDISCLOSURE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION.

         a. During his employment with the Company and for a period of three years following termination of such employment, regardless of the reason therefor, Employee will not (except where Employee believes in good faith that disclosure is in furtherance of his employment hereunder), directly or indirectly, copy, reproduce, disseminate, use, exploit or disclose for the benefit of a competitor of Company (or the Group) or for Employees' own benefit or account, or publish and abandon to the public domain, any trade secrets of Company and the Group (regardless of whether evidenced by a written medium of expression), including but not limited to, those related to any of their hotel franchise systems and pending or prospective franchisees without the prior consent of the Company, including, without limitation:

                  (i) The identity of pending franchisees and franchise applications or particular prospects, regardless of whether such potential or pending franchisees are independently known to Employee or obtained or obtainable from Company's data base (provided that Company policy limits access to such data based on a need-to-know basis), and further provided that such restriction shall lapse when any such pending franchisee commences construction of a hotel under an executed franchise agreement from Company or its Affiliates, or their subfranchisors;

                  (ii) Trade secrets included within any of the Company's franchise, construction, Standards, Operations or Site Construction Manuals;

                  (iii) Hotel design, construction and space plan documents, including working drawings, related to the Microtel Hotel Franchise System owned by Company (but not the Best Hotel or Hawthorne Suites Systems) and any other so-called "Cookie Cutter" hotel

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         franchise system operated by Company in the future during the term of this Employment Agreement; and

                  (iv) The specific portions of any hotel reservation system software (constituting proprietary trade secrets) information, utilized by the Company, that are owned by or exclusively licensed to the Company that are not protected by federal patent or copyright registration, now or in the future.

         b. Employee acknowledges that the nondisclosure covenants contained in this Section are a reasonable means of protecting and preserving Company's interest in the confidentiality of this information. Employee agrees that any breach of these covenants will result in irreparable damage and injury to Company and that Company will be entitled to injunctive relief in any court of competent jurisdiction. Employee also agrees that any such injunctive relief shall be in addition to any damages that may be recoverable by Company.

         SECTION 9. NONSOLICITATION.

         a. In consideration for the compensation and benefits being paid and to be paid by the Company to Employee hereunder or otherwise, Employee agrees that, during his employment with the Company and for a period of three years following termination of such employment for any reason, he shall not, in any manner (other than as an employee of or a consultant to the Company or an Affiliate), directly or indirectly:

            (i) employ or seek to employ, on his own behalf or on behalf of any other any person or entity other than the Company or any member of the Group, any person who was employed by the Company or any member of the Group during Employee's employment with the Company or any person who is thereafter employed by the Company or a member of the Group; unless such person who was employed by the Company or a member of the Group was not employed by the Company or a member of the Group for a period of one full year prior to such person's acceptance of employment with Employee or any other person or entity on whose behalf Employee is acting; or

            (ii) induce or attempt to induce any licensee, franchisee or supplier of the Company or any member of the Group to terminate its contractual relationship with the Company or such Group member.

         b. Employee agrees that, during his employment with the Company and for a period of three years following termination of such employment for any reason, other than by the Company without Cause or by Employee for Good Reason or by the Employee for any reason within 90 days following a Change of Control, he shall not, in any manner, directly or indirectly, solicit the Business or enter into any contractual relationship for the Business of any person or entity who was a franchisee or licensee of the Company or any Group member as of the termination date, unless such person or entity was a franchisee or licensee of a competitor of the Company as of the

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termination date and Employee's efforts to solicit such Business do not violate any other covenant of this Agreement.

         c. Employee acknowledges that the above covenants are a reasonable means of protecting and preserving Company's goodwill, its investment in Employee and its other legitimate business interests. Employee agrees that any breach of these covenants will result in irreparable damage and injury to Company and that Company will be entitled to injunctive relief in any court of competent jurisdiction. Employee also agrees that any such injunctive relief shall be in addition to any damages that may be recoverable by Company.

         d. It is understood that the Employee shall not be prevented by this
Section 9, after termination of his employment, from entering into contracts or business arrangements with any licensee or franchisee of the Company relating to matters that do not constitute the conduct of the Business.

         SECTION 10. INDEMNIFICATION. The Company shall indemnify Employee to the maximum extent permitted by applicable law and the Company's charter and by-laws as currently in effect (copies of which have heretofore been provided to Employee) against all costs, charges and expenses (including, without limitation, legal fees or the provision of counsel by the Company) incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or the Group whether or not such action, suit or proceeding is brought during Employee's employment by the Company. The Company will reimburse Employee for all reasonable legal fees and disbursements incurred by Employee in connection with the negotiation and preparation of this Agreement and all reasonable fees and disbursements incurred by Employee in connection with any dispute over the enforcement by Employee of his rights under this Agreement, but only if Employee prevails in such dispute.

         SECTION 11. NOTICE. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) on the business day following the day such notice or other communication is sent by recognized overnight courier, (c) on acknowledgment of the receipt of a facsimile of such notice or other communication, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

         If to the Company:

         U.S. Franchise Systems, Inc.
         ATTN:_____________________
         13 Corporate Square
         Suite 250
         Atlanta, Georgia  30329
         Facsimile No.:____________

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         If to Employee:

         Steven Romaniello
         _____________________
         _____________________
         Facsimile No.:________________

         SECTION 12. MISCELLANEOUS.

         a. Severability. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of Company and Employee in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

         b. WAIVER. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

         c. GOVERNING LAW. This Agreement shall be deemed to be made in and shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Georgia (without giving effect to the conflict of law principles thereof). No provision of this Agreement or any related documents shall be construed against, or interpreted to the disadvantage of, any party hereto, by any court or any governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

         d. ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and this is the complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement supersedes any former agreements, correspondence, or other communication governing the same subject matter. This Agreement may be modified, and its provisions may be waived, only by a written instrument signed by each of the parties hereto.

         e. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:                                   EMPLOYEE:

U.S. FRANCHISE SYSTEMS, INC.,
a Delaware corporation                     STEVEN ROMANIELLO

By: /s/ Stephen D. Aronson                 /s/ Steven Romaniello
   ------------------------------          --------------------------



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